SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K



                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                Date of Report (Date of earliest event reported):
                                  March 1, 1999


                                 TV GUIDE, INC.
                  (formerly United Video Satellite Group, Inc.)
               (Exact Name of Registrant as Specified in Charter)


    Delaware                0-22662               73-129412
(State or Other           (Commission           (IRS Employer
Jurisdiction of           File Number)        Identification No.)
  Incorporation)

  7140 South Lewis Avenue, Tulsa, Oklahoma        74136-5422
   (Address of Principal Executive Office)         (Zip code)



                         (918) 488-4000
      (Registrant's telephone number, including area code)



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ITEMS 1 and 2.   CHANGE IN CONTROL; ACQUISITION OF ASSETS

On March 1, 1999, TV Guide, Inc. (formerly United Video Satellite Group, Inc.), a Delaware corporation (the "Company"), completed the following transactions:

     (1) the Company acquired from TVG Holdings, Inc. ("News Holdings"), a subsidiary of The News Corporation Limited ("News Corp."), for $800 million in cash, 22,503,412 shares of Class A Common Stock and 37,496,588 shares of Class B Common Stock, two corporations that publish TV Guide magazine and other printed television program listings guides and operate, through the Internet, an entertainment service now known as TV Guide Online (the "TV Guide Acquisition");

     (2) the Company acquired from Liberty Media Corporation ("Liberty"), for 12,750,000 shares of Class B Common Stock, three corporations which own approximately 40% of Superstar/Netlink Group LLC and the Netlink Wholesale Division, which includes a business that provides satellite-transmitted programming services known as the "Denver 6" and a separate business that sells programming packages to satellite master antenna television systems (the "Netlink Acquisition");

     (3) the Company changed its name to TV Guide, Inc.; and

     (4) the Company sold to TVG Holdings, Inc. 6,534,108 shares of Class A Common Stock for approximately $129.0 million in cash, which was paid by offset against the cash portion of the consideration in the TV Guide Acquisition.

The source of funds for the cash portion of the purchase price was a private placement of $400.0 million of 8 1/8% Senior Subordinated Notes due 2009, bank credit facilities consisting of a $300 million six-year revolving credit facility and a $300 million 364-day revolving credit/five-year term loan facility, of which approximately $185.3 million was drawn down at closing of the acquisitions, and existing cash of the Company. The bank lending group initially consisted of 22 banks.

Liberty is an indirect subsidiary of Tele-Communications, Inc. ("TCI"). Liberty, directly and through its subsidiary, TCI UVSG, Inc. ("TCI Holdings"), and News Corp., through News Holdings, each indirectly own shares representing approximately 44% of the Company's Common Stock and approximately 49% of the voting power of the Company's Common Stock.

At closing of the transactions, the Company's bylaws were amended to fix the number of the Company's directors at ten, to provide for an Office of the Chairman and to provide that approval of any action by the Board of Directors (the "Board") will require the affirmative vote of at least seven of the ten directors, except for the removal of any officer of the Company, which will require approval of six of the ten directors.

Leo J. Hindery resigned from the Board on March 8, 1999. Lawrence Flinn, Jr., Larry E. Romrell and J. David Wargo have resigned effective ten days after an information statement pursuant to Section 14(f) of the Securities Exchange Act of 1934 is mailed to the Company's stockholders.

Pursuant to a Stockholders Agreement, TCI, Liberty, TCI Holdings, News Corp. and News Holdings have agreed that they will vote their shares of Common Stock for the election of four directors designated by TCI Holdings and four directors designated by News Holdings. Two independent directors within the meaning of the Nasdaq Stock Market Rules will be appointed by those eight directors.


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The four directors designated by News Holdings are Anthea Disney, who currently serves as Chairman and CEO of News America Publishing Group, a division of News Corp., Joachim Kiener, who currently serves as President and Chief Operating Officer of News America Publishing Group, Chase Carey, an Executive Director and Co-Chief Operating Officer of News Corp., and Peter Chernin, an Executive Director, President and Co-Chief Operating Officer of News Corp.

The four directors designated by TCI Holdings are Robert R. Bennett, Peter C. Boylan III and Gary S. Howard, each of whom is currently a director, and Charles
Y. Tanabe, who currently serves as Senior Vice President and General Counsel of Liberty.

The new directors (Ms. Disney and Messrs. Kiener, Carey, Chernin and Tanabe) will take office without stockholder action when the resignations of Messrs. Flinn, Romrell and Wargo will become effective.

Pursuant to the Stockholders Agreement entered into at the closing of the TV Guide Acquisition (which is filed as an exhibit hereto and which is described in more detail below), a stockholder or group of related stockholders will be entitled to designate one director for each 12.5% of the outstanding shares of Class B Common Stock owned by such party, and the other stockholder or group of related stockholders will vote or cause to be voted all shares of Common Stock owned by such party for the election of such designees(s) as director. Based on current stock ownership, each of News Holdings and TCI Holdings would be entitled to designate four directors pursuant to the Stockholders Agreement.

Additionally, the Company has formed an "Office of the Chairman" that, effective on the appointment of Ms. Disney and Mr. Kiener to the Board, will consist of Ms. Disney, and Mr. Kiener and Peter C. Boylan III, who will both report to Ms. Disney. The Office will be responsible for overseeing the three primary business units of the company: TV Guide Magazine Group, TV Guide Entertainment Group, and the United Video Group.

Ms. Disney has been appointed to the position of Chairman and CEO of the Company. Mr. Kiener has been named President of the Company and Chairman and CEO of TV Guide Magazine Group. Mr. Boylan has been named Executive Vice President of the Company and Chairman and CEO of TV Guide Entertainment Group and United Video Group.

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Stockholders Agreement. TCI, Liberty, TCI Holdings, News Corp., News Holdings
and the Company have entered into a Stockholders Agreement which provides, among other things, that for so long as a stockholder or group of related stockholders is entitled to designate at least one director to the Company's Board, the other stockholder or group of related stockholders shall be subject to certain restrictions on its ability to sell any of its shares of Common Stock to an unaffiliated third party or to convert any of its shares of Class B Common Stock to shares of Class A Common Stock unless it first offers such Common Stock for sale to the non-transferring party. If the non-transferring party elects not to purchase such Common Stock, the transferring party will convert any Class B Common Stock to be sold into Class A Common Stock prior to such sale unless such Class B Common Stock is to be sold to a third party that has offered to purchase at least 12.5% of the aggregate number of shares of Class B Common Stock outstanding. Pursuant to the Stockholders Agreement, so long as there continues to be at least two stockholders or groups of related stockholders that each own in the aggregate 30% or more of the outstanding Class B Common Stock, such stockholders or the members of each such stockholder group will vote their shares of Common Stock on all matters submitted to a vote of the Company's stockholders only as shall be mutually agreed upon by such stockholders or stockholder groups and, if they are unable to agree on how to vote with respect to any such proposal, they will each be obligated to vote against such proposal. Under the Stockholders Agreement, a stockholder or group of related stockholders is entitled to designate one director for each 12.5% of the outstanding shares of Class B Common Stock owned by such party (rounded to the nearest 12.5%, with more than 6.25% being rounded up, and 6.25% or less being rounded down), and the other stockholder or group of related stockholders will vote or cause to be voted all shares of Common Stock owned by such party for the election of such designee(s) as director. In addition, the Stockholders Agreement provides for certain registration rights with respect to the resale of the Class A Common Stock owned by stockholders that are parties to the Stockholders Agreement. Pursuant to the Stockholders Agreement, the Parent (as defined in such Agreement) of each stockholder or group of related stockholders that is entitled to designate at least one director to the Company's Board pursuant to the Stockholders Agreement agrees with and for the benefit of the Parent of each other stockholder or group of related stockholders that is so entitled to designate at least one director to the Company's Board that, for so long as there are at least two such stockholders or stockholder groups, the Company will, subject to certain limited exceptions, be the exclusive vehicle through which such Parent, directly or indirectly through its controlled affiliates, conducts program guide businesses (print, electronic or otherwise) worldwide. Currently, TCI and News Corp. are each Parents within the meaning of the Stockholders Agreement.


Parent Agreement. News Corp., TCI and the Company are also parties to a letter agreement (the "Parent Agreement") pursuant to which, among other things, the parties agreed to negotiate

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in good faith to enter into, or cause their affiliates to enter into, the following agreements: (a) affiliation agreements between the Company and News Corp. (or a controlled affiliate of News Corp.) with respect to the TV Guide Channel and TV Guide Interactive; (b) affiliation agreements between the Company and TCI (or a controlled affiliate of TCI) with respect to the TV Guide Channel and TV Guide Interactive; and (c) carriage/marketing agreements for "TV Guide" branded monthly and/or weekly cable and DTH guide magazines. In the case of the carriage/marketing agreement between the Company and TCI, such agreement would include, among other terms and conditions as the parties may mutually agree upon, TCI's or its affiliate's agreement to convert TVSM monthly magazines for cable systems controlled by TCI to weekly magazines, and as consideration therefor, the agreement of a subsidiary of News Corp. to pay TCI or its designee an aggregate sum of $10 million upon such conversion being effected.

Continuing Services. Following the closing of the TV Guide Acquisition, for so long as News Corp. beneficially owns in the aggregate at least 12.5% of the Class B Common Stock of the Company, News Corp. will continue to make available to the businesses acquired in the TV Guide Acquisition, at the Company's request from time to time, services (including bulk paper procurement and the benefits of certain agreements (to the extent permitted thereunder)) consistent with past practice, but in any event on terms no less favorable to the Company than "most favored nation" terms, unless the Company shall otherwise agree, provided that the right to use services that require the involvement of executives of News Corp. will be subject to agreement upon allocation of costs (including services of senior management). News Corp. and the Company have agreed to negotiate to enter into a definitive services agreement containing the foregoing terms and such other terms and conditions as may be customary or appropriate under the circumstances.

Programming and Affiliation Agreements. In connection with the Netlink Acquisition, one of the companies acquired from Liberty entered into programming and affiliation agreements with Satellite Services, Inc., a subsidiary of TCI ("SSI"), providing, among other things, for SSI to continue providing programming for the Company's SMATV business to the extent permitted by SSI's agreements with suppliers of programming services and pursuant to which SSI may redistribute the Denver 6 service within the service area of certain of TCI's cable systems. Pursuant to the Parent Agreement, as described above, News Corp., TCI and the Company have agreed to negotiate in good faith to enter into, or cause their affiliates to enter into, certain affiliation agreements and carriage/marketing agreements. In connection with the closing of the TV Guide Acquisition, SSI and the Company entered into an affiliation agreement for the cable systems of certain of TCI's controlled affiliates to carry TV Guide Interactive.

TCI and its consolidated affiliates purchased system integration services and video program promotion and guide services from the Company totaling $516,000 and $9.1 million, respectively, during 1998. The Company purchased $43.7 million of programming and production services from TCI and its consolidated affiliates during 1998.

Trademark License Agreements. Pursuant to the Parent Agreement described above, News Corp. agreed to cause the termination of certain licenses granting it and its affiliates the right to use the TV Guide brand or associated trademarks. It is contemplated that the Company may license to News Corp., TCI or their respective affiliates, on terms to be agreed upon, the right to use the TV Guide brand and associated trademarks in connection with the Company's products or services or other arrangements for the benefit of the Company's products or services.

Purchase of Intellectual Property. At the closing of the TV Guide Acquisition, TCI sold to the Company all of TCI's right, title and interest in and to any intellectual property of or arising out of the joint venture formerly known as TV Guide On Screen for $3,500,000.

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     Advertising Revenues. For the fiscal year ended June 30, 1998, the businesses acquired in the TV Guide Acquisition earned approximately 13.2% of their advertising revenues from News Corp. affiliates.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     a. Financial Statements of Businesses Acquired. Incorporated by reference from the Company's Current Report on Form 8-K filed February 24, 1999.


     b. Pro Forma Financial Information. Incorporated by reference from the Company's Current Report on Form 8-K filed February 24, 1999.

     c.   Exhibits

2.1 Share Exchange Agreement among the Company, TVG Holdings, Inc. and News America Incorporated, dated as of June 10, 1998. Incorporated by reference from Appendix I to the Company's definitive proxy statement for its special meeting of stockholders held February 19, 1999.

2.2 Amended and Restated Stock Purchase Agreement between the Company and Liberty Media Corporation. Incorporated by reference from Appendix II to the Company's definitive proxy statement for its special meeting of stockholders held February 19, 1999.

10.1 Letter Agreement effective as of June 10, 1998 among The News Corporation Limited, Tele-Communications Inc. and the Company.

10.2 Stockholders Agreement dated March 1, 1999 between The News Corporation Limited and Tele-Communications Inc.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                 TV Guide, Inc.


DATE:  March 16, 1999            By:    /s/ Peter C. Boylan III
                                   ------------------------------
                                        Peter C. Boylan III
                                        Executive Vice President;
                                        Chairman and Chief Executive Officer -
                                        TV Guide Entertainment Group and United
                                        Video Group


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